                                                                   EXHIBIT 11.3

              NATIONAL MEDICAL ENTERPRISES, INC. AND SUBSIDIARIES

          STATEMENT RE: COMPUTATION OF PRO FORMA PER SHARE EARNINGS*

                                                             THREE MONTHS ENDED
                                                                 AUGUST 31,
                                                             -------------------
                                                 YEAR ENDED
                                                MAY 31, 1994   1993      1994
                                                ------------ --------- ---------
                                                 PRO FORMA   PRO FORMA PRO FORMA
                                                  COMBINED   COMBINED  COMBINED
                                                ------------ --------- ---------
                                                (AMOUNTS IN MILLIONS, EXCEPT PER
                                                         SHARE AMOUNTS)
FOR PRIMARY EARNINGS PER SHARE
Shares outstanding at beginning of period.....     165,898    165,898   166,081
Shares issued upon exercise of stock options..          60          1        93
Shares issued as grants of restricted stock,
 net of cancellations.........................         (48)       --        --
Dilutive effect of outstanding stock options..       1,114        209     2,287
Shares assumed issued in the Merger...........      33,190     33,190    33,190
                                                  --------   --------  --------
Pro forma weighted average number of shares
 and share equivalents outstanding............     200,214    199,298   201,651
                                                  ========   ========  ========
Pro forma income from continuing operations...    $  214.4   $   29.2  $   52.9
Adjustment for interest on debentures, net of
 tax..........................................          .3         .1        .1
                                                  --------   --------  --------
 Pro forma income for primary calculation.....    $  214.7   $   29.3  $   53.0
                                                  ========   ========  ========
Earnings per share from continuing operations
 before cumulative effect of a change in
 accounting principle.........................    $   1.07   $    .15  $    .26
                                                  ========   ========  ========
FOR FULLY DILUTED EARNINGS PER SHARE
Pro forma weighted average number of shares
 used in primary calculation..................     200,214    199,298   201,651
Additional dilutive effect of stock options...          97        --        335
Assumed conversion of dilutive convertible
 debentures...................................      13,966     13,978    11,357
                                                  --------   --------  --------
Pro forma fully diluted weighted average
 number of shares.............................     214,277    213,276   213,343
                                                  ========   ========  ========
Pro forma income from continuing operations
 used in primary calculation..................    $  214.7   $   29.3  $   53.0
Adjustments for interest expense, contractual
 allowances and income taxes..................         6.6        1.2       1.7
                                                  --------   --------  --------
Adjusted pro forma income from continuing
 operations used in fully diluted calculation.    $  221.3   $   30.5  $   54.7
                                                  ========   ========  ========
Pro forma earnings per share from continuing
 operations before cumulative effect of a
 change in accounting principle...............    $   1.03   $    .14  $    .26
                                                  ========   ========  ========

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 * All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.